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                                                                    EXHIBIT 99.4


                          CAPSTONE CAPITAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                          _______________________, 1998
                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CAPSTONE CAPITAL CORPORATION

                  The undersigned hereby appoints _______________ and ________________ and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of Common Stock, $.001 par value per share, of Capstone Capital Corporation ("Capstone"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the special meeting of stockholders of Capstone to be held at the Richard M Scrushy Conference Center, Two HealthSouth Parkway, Birmingham, Alabama on _______, ______________ ____, 1998, at ___.m. (local time), and any adjournment thereof:

         1. To approve and adopt the merger contemplated by the Plan and Agreement of Merger, dated as of June 8, 1998 (attached as Annex A to the Joint Proxy Statement-Prospectus that has been transmitted in connection with the special meeting), among Capstone, Healthcare Realty Trust Incorporated ("Healthcare Realty") and HR Acquisition I Corporation, a newly formed Delaware corporation and wholly owned subsidiary of Healthcare Realty, all as described in the Joint Proxy Statement-Prospectus.

                    FOR [ ] AGAINST [ ] ABSTAIN [ ]

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the above named proxies will vote in favor of the approval and adoption of the Plan and Agreement of Merger referred to in Item 1 above.


                                               Dated:                     , 1998


                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature if held jointly



                                               Important: Please sign exactly as
                                               your name or names appear on this
                                               proxy and mail promptly in the
                                               enclosed envelope. Joint owners
                                               should sign personally. If you
                                               sign as agent or in any other
                                               capacity, please state the
                                               capacity in which you sign.